Exhibit 99.1

The Landing Alexandria

Financial Statements

As of March 31, 2026 (unaudited) and December 31, 2025

For the Three Months Ended March 31, 2026 (unaudited) and Year Ended December 31, 2025

INDEPENDENT AUDITOR'S REPORT

To Chiron Real Estate Inc.

Opinion

We have audited the financial statements of The Landing Alexandria, which comprise the balance sheet as of December 31, 2025, and the related statements of operation, statement of members’ equity, and statement of cash flow for the year then ended, and the related notes to the financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the financial statements, which describes that the accompanying financial statements were prepared for the purpose of complying with the rules and regulations under Rule 3-05 of Regulation S-X promulgated under the Securities Act of 1933, as amended (for inclusion in the Current Report on Form 8-K filed by Chiron Real Estate, Inc.). As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

McLean, VA

August 17, 2026

The Landing Alexandria

Balance Sheets

(in thousands)

	As of March 31, 2026	As of December 31, 2025
	(unaudited)
Assets
Investment in real estate:
Land	$2,965	$2,965
Building	85,486	85,486
Site improvements	104	104
Tenant improvements	171	151
Furniture, fixtures, and equipment	4,708	4,643
	93,434	93,349
Less: accumulated depreciation and amortization	(13,352)	(12,505)
Investment in real estate, net	80,082	80,844
Cash and cash equivalents	830	1,250
Restricted cash	3,981	3,825
Tenant receivables, net	13	24
Other assets	298	259
Total assets	$85,204	$86,202

Liabilities and Equity
Liabilities:
Notes payable	$47,664	$47,547
Accounts payable and accrued expenses	1,075	1,136
Other liabilities	37	59
Total liabilities	48,776	48,742
Commitments and contingencies (Note 6)
Equity:
Members’ equity	36,428	37,460
Total equity	36,428	37,460
Total liabilities and equity	$85,204	$86,202

See accompanying notes to financial statements.

The Landing Alexandria

Statements of Operations

(in thousands)

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
	(unaudited)
Revenues
Resident fees and services	$5,178	$18,071
Total revenues	5,178	18,071

Expenses
Property-level operating expenses	3,282	12,801
Depreciation and amortization expense	848	3,367
General and administrative	310	483
Interest expense	770	3,964
Total expenses	5,210	20,615
Net loss	$(32)	$(2,544)

See accompanying notes to financial statements.

The Landing Alexandria

Statements of Members’ Equity

(in thousands)

	SSLIP Alexandria LP	IREF Alexandria Investor	Total
Balance, December 31, 2024	$5,258	$32,419	$37,677
Contributions	525	2,975	3,500
Distributions	(176)	(997)	(1,173)
Net loss	(382)	(2,162)	(2,544)
Balance, December 31, 2025	5,225	32,235	37,460
Distributions (unaudited)	(150)	(850)	(1,000)
Net loss (unaudited)	(5)	(27)	(32)
Balance, March 31, 2026 (unaudited)	$5,070	$31,358	$36,428

See accompanying notes to financial statements.

The Landing Alexandria

Statements of Cash Flows

(in thousands)

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
	(unaudited)
Operating activities
Net loss	$(32)	$(2,544)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	848	3,367
Amortization of loan costs	116	344
Changes in operating assets and liabilities:
Accounts receivable	8	(1)
Other assets and liabilities	(62)	36
Accounts payable and accrued liabilities	(57)	147
Net cash provided by operating activities	821	1,349

Investing activities
Purchases of building, site, and tenant improvements	(20)	(176)
Purchases of furniture, fixtures, and equipment	(65)	(18)
Net cash used in investing activities	(85)	(194)

Financing activities
Proceeds from note payable	-	48,232
Payments on note payable	-	(48,773)
Capital contributions	-	3,500
Distributions to members	(1,000)	(1,173)
Deferred loan costs	-	(1,011)
Net cash (used in) provided by financing activities	(1,000)	775

Net (decrease) increase in cash and cash equivalents and restricted cash	(264)	1,930
Cash and cash equivalents and restricted cash, beginning of period	5,075	3,145
Cash and cash equivalents and restricted cash, end of period	$4,811	$5,075

Supplemental cash flow information:
Cash payments for interest	$929	$4,117

See accompanying notes to financial statements.

The Landing Alexandria

Notes to Financial Statements

(dollars in thousands or as otherwise indicated)

Note 1 – Organization

The Landing Alexandria (the “Company”) is a senior housing community located in Alexandria, Virginia, which has been in operation since April 2022. The Company was organized as a Virginia limited liability company for the purpose of owning and operating the property. The community is operated as a senior housing operating property (“SHOP”) and includes independent living, assisted living, and memory care services. The community consists of 163 homes, including 40 independent living homes, 89 assisted living homes, and 34 memory care homes. The Company utilizes an independent third-party operator to manage the day-to-day operations of the community pursuant to a management agreement. The operator is responsible for staffing, resident care, marketing, billing and collections support, maintenance, compliance with applicable laws and regulations, and preparation of property-level operating information. The Company retains oversight and approval rights over significant operating and capital matters.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation

These financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for the purpose of complying with Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). The unaudited interim financial statements as of March 31, 2026 and for the three months then ended reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, changes in members’ equity, and cash flows for the interim period presented.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Regulatory environment

The community is subject to federal, state, and local laws and regulations applicable to senior housing communities, including requirements related to licensure, resident care, staffing, health and safety, building operations, and privacy. Compliance with these laws and regulations is monitored by the operator and management. Costs of compliance are recognized as incurred.

Fair value of financial instruments

Fair value is a market-based measurement and should be determined based on the assumptions that market participants would use in pricing an asset or liability. In accordance with ASC Topic 820, the valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Level 1 - Inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets;

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company considers the fair value of cash and cash equivalents, accounts payable and accrued expenses, and other liabilities approximates their carrying value at the date of acquisition due to their short maturities and/or because their terms are similar to market terms. Level 1 and Level 2 inputs are utilized to estimate the fair value of these financial instruments. The fair value measurements related to the Company’s acquisition of investment in real estate assets involve significant judgment and use valuation techniques that incorporate both observable and unobservable inputs, including market data such as rent and sales comparables and broker indications, as well as projected cash flows, occupancy assumptions, capitalization and discount rates, and third-party valuation analyses. Because certain unobservable inputs are significant to the fair value measurements, the investment in real estate assets is categorized within Level 3 of the fair value hierarchy.

The Company’s mortgage debt bears interest at a fixed rate and is carried at amortized cost, net of unamortized debt issuance costs. Management concluded that the carrying amount of the mortgage debt approximated fair value as of March 31, 2026 (unaudited) and December 31, 2025, as the mortgage debt was entered into during 2025 and there were no significant changes in market interest rates, credit spreads, or the Company’s credit profile through the respective balance sheet dates. The estimated fair value of the Company’s mortgage debt would be classified within Level 3 of the fair value hierarchy, as the estimate is based on unobservable inputs, including management’s assumptions regarding market interest rates and credit spreads for comparable debt instruments.

Cash and cash equivalents, and restricted cash

Cash and cash equivalents consist of bank deposit and money market accounts and are stated at cost, which approximates fair value. Restricted cash includes escrow accounts held by the lender for interest and working capital reserve. Cash and cash equivalents, and restricted cash consisted of the following as of March 31, 2026 (unaudited) and December 31, 2025:

	As of	As of
	March 31, 2026	December 31, 2025
	(unaudited)
Cash and cash equivalents	$830	$1,250
Restricted cash	3,981	3,825
	$4,811	$5,075

Tenant receivables, net

Tenant receivables consist primarily of amounts due from residents for living accommodations, care-related services, and other charges under resident agreements, and are presented net of estimated credit losses. The Company evaluates collectability based on historical collection experience, current conditions, resident-specific facts and circumstances, and information provided by the operator. Amounts deemed uncollectible are written off when identified. The Company did not have a significant allowance for credit losses as of March 31, 2026 (unaudited) or December 31, 2025.

Investment in real estate

Investment in real estate, including land, building, site improvements, tenant improvements, and furniture, fixtures, and equipment, is carried at cost less accumulated depreciation and amortization. Direct and indirect costs clearly associated with the acquisition, development, construction, or improvement of real estate are capitalized. Ordinary repairs and maintenance and other operating costs are expensed as incurred, while significant replacements and improvements are capitalized when placed in service.

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets and commences when the asset is placed in service. Building is depreciated over an estimated useful life of 30 years, site improvements over five to 15 years, tenant improvements over five years, and furniture, fixtures, and equipment over five to 15 years.

The Company reviews its real estate and related long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If such indicators are present, recoverability is evaluated by comparing the carrying amount of the asset group to the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset group. If the carrying amount is not recoverable, an impairment loss is recognized to the extent the carrying amount exceeds the estimated fair value of the asset group. No impairment was recognized for the three months ended March 31, 2026 (unaudited) or the year ended December 31, 2025.

Other assets

Other assets consisted of $126 of prepaid costs, $107 due from affiliates, $31 capitalized website costs, $22 right of use assets, and $12 of other assets as of March 31, 2026 (unaudited), and $184 of prepaid costs, $31 capitalized website costs, $27 right of use asset, and $17 of other assets as of December 31, 2025. Prepaid costs are expensed over the related service or coverage period.

Deferred loan costs

Loan costs are capitalized and amortized over the life of the loan to interest expense using the straight-line method which approximates effective interest. Deferred loan costs, net of accumulated amortization for the three months ended March 31, 2026 (unaudited) and the year ended December 31, 2025 were $568 and $685, respectively. Amortization expense for the three months ended March 31, 2026 (unaudited) and the year ended December 31, 2025, was $116 and $344, respectively. Future amortization of loan costs is as follows:

Year ending December 31,	Amount
2026 (nine months remaining)	$349
2027	219
$568

Notes payable

On June 20, 2025, the Company entered into a term loan agreement, the proceeds of which were used to refinance the Company’s previous construction loan. The term loan has an outstanding principal balance of $48.2 million as of March 31, 2026 (unaudited) and December 31, 2025. The loan bears interest at a fixed rate of 6.75%, requires monthly interest-only payments, and matures on June 20, 2027, at which time the outstanding principal balance is due. The loan is collateralized by the Company’s senior housing community and related real estate assets. The net carrying amount of the real estate assets collateralizing our mortgage loan totaled approximately $80.1 million and $80.8 million as of March 31, 2026 (unaudited) and December 31, 2025, respectively. The Company has the option to extend the maturity date to June 20, 2028, subject to the satisfaction of certain conditions set forth in the loan agreement.

Notes payable are presented net of unamortized debt issuance costs. Notes payable, net, consisted of the following as of March 31, 2026 (unaudited) and December 31, 2025:

	As of	As of
	March 31, 2026	December 31, 2025
	(unaudited)
Notes payable, gross	$48,232	$48,232
Less: Unamortized debt issuance costs	(568)	(685)
Notes payable, net	$47,664	$47,547

Contractual principal payments due under the term loan as of March 31, 2026 (unaudited) and December 31, 2025 were as follows:

Year ending December 31,	Amount
2026	$-
2027	48,232
Total	$48,232

Interest expense related to the notes payable was $770 and $3,964 for the three months ended March 31, 2026 (unaudited) and year ended December 31, 2025, respectively, and includes contractual interest and amortization of debt issuance costs.

Accounts payable and accrued expenses

Accounts payable and accrued expenses consist primarily of amounts owed for goods and services received in connection with the operation of the senior housing community, including operating supplies, utilities, repairs and maintenance, insurance, professional services, and other property-level operating costs. Expenses are recognized in the period in which the related goods or services are received, regardless of when payment is made.

Revenue recognition and tenant liabilities

Resident fees and services represent amounts earned under resident agreements for the Company’s senior housing operating property, which generally provide residents the right to occupy a residence on a month-to-month basis and receive housing, care, and other ancillary resident care. Resident fees and services include monthly rental charges, care and level-of-care charges, ancillary service charges, community fees, and other resident-related charges. Revenue is recognized monthly as the related housing, care, and services are provided, generally beginning when the resident occupies a home or begins receiving services.

Resident agreements are accounted for as operating leases under ASC 842, Leases, and generally include both lease components related to the right to use and occupy a residence and non-lease components related to care and other services. The Company has elected the practical expedient to account for lease and non-lease components as a single lease component when the applicable criteria are met. Revenue from these agreements is included in resident fees and services in the statements of operations.

Amounts billed or collected in advance of the related occupancy or services are recorded as tenant liabilities and recognized as revenue in the period earned. Resident fees and services are recognized only to the extent collection is probable, based on factors such as payment history, contractual terms, deposits, resident-specific facts and circumstances, and current economic conditions.

Lessor accounting

The Company accounts for resident agreements as operating leases under ASC 842, Leases. Resident agreements generally include lease components related to the right to use and occupy a residence and non-lease components related to care and other services. The Company has elected the practical expedient to combine lease and non-lease components and account for them as a single lease component because the timing and pattern of transfer are the same and the lease component would be classified as an operating lease if accounted for separately. Revenue from these agreements is included in resident fees and services in the statements of operations and is recognized as the related housing and services are provided.

Management agreement and Property-level operating expenses

See Note 1 for a description of the third-party operator’s responsibilities. The Company recognizes community-level operating expenses as incurred and presents such costs as property-level operating expenses in the accompanying statements of operations.

Property-level operating expenses consist of wages and benefit costs of community level personnel, insurance, utilities, management fees, real estate and property taxes, repairs and maintenance expense, cleaning expense and other direct costs of operating these communities.

Income taxes

The Company is treated as a limited liability company for federal and state income tax purposes. Accordingly, taxable income or loss is allocated to the Company’s members, and no provision for federal income taxes has been recorded in the accompanying financial statements. The Company may be subject to certain state and local taxes, which are recorded as incurred.

The Company evaluates uncertain tax positions in accordance with GAAP. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an examination. As of March 31, 2026 (unaudited) and December 31, 2025, the Company had no material uncertain tax positions.

Recently issued accounting pronouncements

Management has evaluated recently issued accounting standards and determined that such standards are not expected to have a material effect on the Company’s financial statements or related disclosures.

Note 3 – Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment consisted of the following at March 31, 2026 (unaudited) and December 31, 2025:

	As of	As of
	March 31, 2026	December 31, 2025
	(unaudited)
Equipment	2,382	2,450
Furniture	2,106	2,106
Fixtures and other fixed assets	220	87
	$4,708	$4,643

Note 4 – Members’ Equity

The Company is a limited liability company, with SSLIP Alexandria LP and IREF Alexandria Investor holding ownership interests in the Company of 15% and 85%, respectively, for all periods presented. The members are not personally liable for the debts, obligations, or liabilities of the Company solely by reason of being a member, except as otherwise provided in the Company’s operating agreement or applicable law. Contributions, distributions, profits, and losses are allocated in accordance with the Company’s operating agreement.

Note 5 – Related Party Transactions

The Company has ownership interests held by SSL Alexandria GP, LLC, Alexandria GP, LLC, SSLIP Alexandria LP, and IREF Alexandria Investor. Silverstone Senior Living, LLC (“Silverstone”) is an affiliate of the Company through its ownership interest in the Company and serves as the operator and manager of the senior housing community.

The Company has an asset management agreement with Silverstone, pursuant to which Silverstone provides certain consulting, operational oversight, and asset management services related to the senior housing community. Under the terms of the agreement, the Company pays an annual asset management fee equal to 1.0% of total gross revenues, payable monthly in arrears. Asset management fees incurred under this agreement were $52 and $181 for the three months ended March 31, 2026 (unaudited) and the year ended December 31, 2025, respectively. Such amounts are included in property-level operating expenses or general and administrative expenses in the accompanying statements of operations, as applicable.

In addition, in the ordinary course of business, Silverstone may incur costs on behalf of the Company, or the Company may incur costs on behalf of Silverstone, in connection with the operation of the community. As of March 31, 2026 (unaudited), other assets included $107 of amounts due from affiliates, representing amounts receivable from Silverstone for costs incurred on behalf of, or otherwise owed by, Silverstone in the ordinary course of business. No such amounts were outstanding as of December 31, 2025. Amounts due from affiliates are expected to be settled in cash in the ordinary course of business and do not bear interest.

The Company made distributions to its members of $1.0 million during the three months ended March 31, 2026 (unaudited) and $1.2 million during the year ended December 31, 2025. The Company received capital contributions from its members of $3.5 million during the year ended December 31, 2025. No capital contributions were made during the three months ended March 31, 2026 (unaudited).

Management believes the terms of the related party transactions described above are consistent with the underlying membership agreements, management arrangements, or other applicable agreements. There were no changes in the method of establishing the terms of related party transactions during the periods presented.

Note 6 – Commitments and Contingencies

In the normal course of business, the Company enters into contracts and agreements that may contain representations, warranties, and indemnification provisions. The Company’s maximum exposure under these arrangements cannot be reasonably estimated because it would depend on future claims that may be made and the specific facts and circumstances of those claims. Based on currently available information, management does not expect any obligations under these arrangements to have a material effect on the Company’s financial position or results of operations.

The Company may be subject to legal and regulatory proceedings, claims, and assessments arising in the normal course of business. Management is not aware of any pending or threatened matters that are expected to have a material effect on the Company’s financial position or results of operations as of March 31, 2026 (unaudited) or December 31, 2025.

Note 7 – Subsequent Events

Management evaluated subsequent events through August 17, 2026, the date the financial statements were available to be issued. On June 1, 2026, the underlying property was sold to Chiron Real Estate Inc. for a purchase price of $130 million. In connection with the transaction, the Company’s outstanding mortgage loan of $48.4 million was repaid by the seller and was not assumed by the acquirer. No other subsequent events requiring recognition or disclosure were identified.